EXHIBIT 21.1

LIST OF SUBSIDIARIES OF RETAIL OPPORTUNITY INVESTMENTS CORP.

Company	Jurisdiction of Organization
Retail Opportunity Investments Partnership, LP	Delaware
Retail Opportunity Investments GP, LLC	Delaware
ROIC Paramount Plaza, LLC	Delaware
ROIC Phillips Ranch, LLC	Delaware
ROIC Phillips Ranch, TRS	Delaware
ROIC Santa Ana, LLC	Delaware
ROIC Washington, LLC	Delaware
ROIC Riverside Plaza, LLC	Delaware
WRT – ROIC Riverside, LLC	Delaware
ROIC Oregon, LLC	Delaware
ROIC California, LLC	Delaware
ROIC Gateway III, LLC	Delaware
ROIC Gateway Holding III, LLC	Delaware
ROIC Crossroads GP, LLC	Delaware
ROIC Crossroads LP, LLC	Delaware
ROIC Pinole Vista, LLC	Delaware
ROIC Lakeside Eagle, LLC	Delaware
WRT – ROIC Lakeside Eagle, LLC	Delaware
ROIC CCG, LLC	Delaware
ROIC CCG Holding I, LLC	Delaware
ROIC CCG Holding II, LLC	Delaware
ROIC RTC, LLC	Delaware
ROIC RTC Holding I, LLC	Delaware
ROIC RTC Holding II, LLC	Delaware
ROIC Zephyr Cove, LLC	Delaware
ROIC Hillsboro, LLC	Delaware
ROIC Euclid Plaza, LLC	Delaware
ROIC Euclid Plaza Holding I, LLC	Delaware
ROIC Euclid Plaza Holding II, LLC	Delaware
ROIC STV, LLC	Delaware
ROIC Cypress West, LLC	Delaware
ROIC Redondo Beach Plaza, LLC	Delaware
ROIC DBTC, LLC	Delaware
Terranomics Crossroads Associates, LP	Delaware
SARM Five Points Plaza, LLC	Delaware
ROIC BHP, LLC	Delaware
ROIC BHP Holding I, LLC	Delaware
ROIC BHP Holding II, LLC	Delaware
ROIC Robinwood, LLC	Delaware
ROIC Peninsula Marketplace, LLC	Delaware